UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Signalife, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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August 8, 2008

To Our Shareholders:

I am pleased to invite you to attend the 2008 Annual Meeting of Shareholders of Signalife, Inc., to be held on Monday, September 15, 2008 at 11:00 a.m., Pacific Coast Time, at the Sheraton Universal Hotel; 333 Universal Hollywood Drive, Universal City, California (the “Annual Meeting”).

In anticipation of the annual meeting, we enclose for your review a formal Notice of Annual Meeting and Proxy Statement which describes the business to come before the meeting, and a proxy card.  We also enclose a copy of our Annual Report on Form 10-KSB for our 2007 fiscal year, which provides additional current information relating to Signalife and our business.

If you hold shares of our common stock or series ’A’ preferred stock as of the close of business on August 4, 2008, you will be entitled to vote at the Annual Meeting.  The principal purpose of the Annual Meeting, as more particularly described in the enclosed Notice of Annual Meeting and Proxy Statement accompanying this letter, is to (1) elect seven directors to our board of directors, (2) amend our certificate of incorporation to increase our authorized number of common shares to 300,000,000 and our authorized number of preferred shares to 30,000;000; (3) ratify the appointment of our independent auditors for 2008; and (4) transact such other business as may properly come before the meeting or any postponements or adjournments thereof..  You should note that our board of directors recommends a vote for each of the nominated directors, as well as the other proposals.  Please note that we plan to conduct a short meeting to focus on these items, and related discussion.  After that, we will provide time for your questions and comments.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted.  For that reason we request that you submit your proxy as soon as possible by either mail, facsimile or internet.  If you decide to attend the Annual Meeting, and desire to vote your shares personally, you will of course have that opportunity.

We would like to express our appreciation for your continued interest in Signalife, and hope you can be with us at the annual meeting.

Sincerely

Rowland Perkins Chief Executive Officer

SIGNALIFE, INC.

4705 Laurel Canyon Boulevard, Suite 203

Studio City, California 29601

Telephone: (864) 233-2300 / Facsimile: (864) 233-2100

2008 Annual Meeting Of Shareholders

Notice Of Annual Meeting And Proxy Statement

Date and Time	Monday, September 15, 2008 at 11:00 a.m., Pacific Coast Time
Place	The Sheraton Universal Hotel; 333 Universal Hollywood Drive, Universal City, California
Items of Business

•

To elect seven directors to serve until the Annual Meeting of Shareholders to be held in the year 2009;

•

To amend our certificate of incorporation to increase our authorized number of common shares to 300,000,000 and our authorized number of preferred shares to 30,000;000;

•

To ratify the appointment of Elliott Davis, LLC,. as our independent auditors for the fiscal year ended December 31, 2008; and

•

To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Who May Vote	You may vote if you are a holder of our common stock or series ’A’ preferred stock as of the record date for the Annual Meeting.
Record Date	August 4, 2008.
Annual Report	Our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2007 is enclosed.
Voting By Proxy

Please submit your proxy as soon as possible by either mail, facsimile or internet so that your shares can be voted at the Annual Meeting in accordance with your instructions.  For specific instructions, please refer to the “Questions And Answers” section beginning on page 1 of this proxy statement and the instructions on the proxy card.

Mailing Date

This Notice of Annual Meeting and Proxy Statement and accompanying Proxy Card and Annual Report on Form 10-KSB for our fiscal year ended December 31, 2007 are being distributed on or before August 15, 2008.

QUESTIONS AND ANSWERS

Q: Why Am I Receiving These Materials?

A:

The board of directors of Signalife, Inc., a Delaware corporation (sometimes referred to in these proxy materials as “we,” “our company” or “Signalife”), is providing these proxy materials to you in connection with our annual meeting of shareowners to be held on Monday, September 15, 2008 (the “Annual Meeting”).  As a holder of record or beneficial owner of shares of our common stock or series ’A’ preferred stock you are invited to attend the Annual Meeting and to vote on the proposals described in this proxy statement.

For purposes of this proxy statement, shares of our common stock and series ’A’ preferred stock are sometimes referred to as “common shares” and “series ‘A’ preferred shares”, respectively, and collectively as “voting shares”, while holders of our common shares and series ‘A’ preferred shares are sometimes referred to as “common shareholders” and “series ‘A’ shareholders”, respectively, and collectively as “voting shareholders”.

Q:

What Information Is Contained In These Materials?

A:

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting and the voting process, as well as additional information concerning Signalife we are required to give you under the regulations of the United States Securities and Exchange Commission (the “SEC”).  We are also including with this proxy statement our annual report on form 10-KSB for our fiscal year ended December 31, 2007, which includes an updated description of our business and audited financial statements for our most recent fiscal year ended December 31, 2007.

Q:

What Proposals Are Our Voting Shareholders Entitled To Vote Upon At The Annual Meeting?

A:

There are five principal proposals scheduled to be voted on at the Annual Meeting by our voting shareholders, voting together as a single class:

•

To elect seven directors to serve until the Annual Meeting of Shareholders to be held in the year 2009;

•

To amend our certificate of incorporation to increase our authorized number of common shares to 300,000,000 and our authorized number of preferred shares to 30,000;000;

•

To ratify the appointment of Elliott Davis, LLC,. as our independent auditors for the fiscal year ended December 31, 2008; and

•

To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Q:

What Is Signalife’s Voting Recommendation To Our Voting Shareholders?

A:

Our board of directors recommends that you vote your shares “FOR” each of the seven director nominees to our board of directors, and “FOR” each of the other proposals.

Q:

What Shares Can I Vote?

A:

You may vote any voting shares which you own as of the close of business on August 4, 2008, the record date for the Annual Meeting (the “Record Date”).  These shares include shares held directly in your name as the shareowner of record, and shares held for you as the beneficial owner through a stockbroker or bank.

Q:

Do I Need An Admission Ticket To Attend The Annual Meeting?

A:

All Signalife shareholders are welcomed to attend the Annual Meeting.  You may, however, be required to provide proof of identification and ownership of shares.

Q:

Can I Vote My Shares In Person At The Annual Meeting?

A:

Yes, you may vote your shares in person at the Annual Meeting.  If you choose to do so, please bring the enclosed proxy card and proof of identification and ownership of shares.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy card as described below so that your vote will be counted if you later decide not to attend.

Q:

How Can I Vote My Shares Without Attending The Annual Meeting?

A:

To vote your shares without attending the Annual Meeting, you should submit your proxy card directly to Signalife’s stock transfer and registrar, Standard Registar and Transfer Company, Inc., either by mail, facsimile or internet.  Please see the proxy card for faxing or internet voting instructions.  If you provide specific voting instructions, your shares will be voted as you instruct.  If you sign but do not provide instructions, your shares will be voted as described below in “Q: How Are Votes Counted?”.  For Standard’s contact information see “Q: How Can I Get Further Information?” below.

Q:

Can I Change My Vote?

A:

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may accomplish this by granting a new proxy card bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person.  Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:

How Are Votes Counted?

A:

In the election of directors, you may vote “FOR” each or all of the director nominees, or your vote may be “WITHHELD” with respect to one or more of those nominees.

With respect to the other proposals contained in this proxy statement, you may vote “FOR,” “AGAINST” or “ABSTAIN.”  If you “ABSTAIN,” it has the same effect as a vote “AGAINST.”

If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors.

Each of our seven director nominees has consented to his or her nomination for election.  Should any director nominee no longer remain a candidate at the time of the Annual Meeting, your proxy card will be voted for the election of a replacement nominee to be designated by our board of directors to fill that vacancy.

Q:

What Is The Voting Requirement To Approve Each Of The Proposals?

A:

In the case of the election of the director positions, the seven persons receiving the highest number of “FOR” votes of our voting shares voting as a single class will be elected.  All other proposals require the affirmative “FOR” vote of a majority of those shares present and entitled to vote.

Q:

What Happens If Additional Proposals Are Presented At The Annual Meeting?

A:

Other than the proposals described in this proxy statement, we do not expect any other matters to be presented for a vote at the Annual Meeting.  If you grant a proxy, the persons named as proxy holders on the proxy card, namely, Mr. Rowland Perkins (our Chief Executive Officer) and Mr. Kevin F. Pickard (our Interim Chief Financial Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:

How Many Votes Do I Have?

A:

Each voting share outstanding as of the Record Date is entitled to one vote for each of the seven director positions, and one vote for each of the other proposals.  There were 64,273,474 voting shares issued and outstanding as of the Record Date.

Q:

Is Cumulative Voting Permitted For The Election Of Directors?

A:

No.  Cumulative voting does not apply to any of the matters to be voted upon at the Annual Meeting as we are not required under Delaware corporate law, and have not elected under our certificate of incorporation or bylaws, to provide for cumulative voting.

Q:

What Is The Quorum Requirement For The Annual Meeting?

A:

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the shares entitled to vote.  In determining whether a quorum is present, all shares present in person or represented by proxy with respect to the matter to be voted upon are counted as present for the purpose of determining the presence of a quorum, including shares to which the holder abstains from voting on the matter.

Q:

Who Will Count The Votes?

A:

A representative of our company, or our legal counsel, will tabulate the votes and act as the inspector of election.

Q:

Where Can I Find The Voting Results Of The Annual Meeting?

A:

We will announce preliminary voting results at the meeting and anticipate that we will publish final results either on our website, a form 8-K filed with the SEC, or in our quarterly report on form 10-QSB for the third quarter of fiscal 2008 which we expect to file with the SEC on or before November 14, 2008.

Q:

Who Will Bear The Cost Of Soliciting Votes For The Annual Meeting?

A:

Signalife will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for those solicitation activities.

Q:

May I Nominate A Director For Election At The Annual Meeting?

A:

So long as you are a shareholder as of the Record Date, you may nominate a director for election at the Annual Meeting provided that you provide Signalife with adequate prior written notice of that nomination not more than 90 days and not fewer than 10 days in advance of the Annual Meeting (i.e., no later than September 5, 2008).  In addition, the notice must meet all other requirements contained in our bylaws or corporate governance charters and codes.

Any nomination for a director nominee must contain the following information:  (1) the nominee's name, age, business address and, if known, residence address; (2) the nominee’s principal occupation or employment; and (3) the number of shares of each class of company stock which the nominee beneficially owns.

Any nomination for a director nominee must also comply with SEC regulations regarding the inclusion of shareowner proposals in company-sponsored proxy materials.  We suggest that any nominations be submitted by certified mail-return receipt requested.  Signalife reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination that does not comply with these and other applicable requirements.

Q:

May I Propose Actions For Consideration At The Annual Meeting?

A:

It is too late to propose actions at this year’s Annual Meeting.  You may, however, make a proposal for next year’s annual meeting of shareholders.

If you intend to tender a shareowner proposal to be considered for inclusion in our proxy statement for next year’s annual meeting of shareholders, then you must, pursuant to SEC rules, deliver the written proposal to Signalife by no later than 120 days in advance of the day specified as the mailing date of this proxy statement.  Thus, since August 15, 2008 is specified as the mailing date for this proxy statement, we must receive your written proposal by no later than May 18, 2009 (i.e., 120 days prior to the one year anniversary of the mailing date for this proxy statement) in order for the proposal to be deemed delivered in a timely manner.

In order for you to raise a shareowner proposal from the floor during next year’s annual meeting of shareholders, you must, pursuant to SEC rules, deliver the written proposal to us by no later than 45 days in advance of the day specified as the mailing date in our proxy statement for that annual meeting.  Thus, since August 15, 2008 is specified as the mailing date for this proxy statement, in order for you to make any such proposal from the floor, we must receive the written proposal by no later than August 1, 2009 (i.e., 45 days prior to the one year anniversary of the mailing date for this proxy statement) in order for the proposal to be deemed delivered in a timely manner.  .

Any proposal you may make must also comply with SEC regulations regarding the inclusion of shareowner proposals in company-sponsored proxy materials.  We suggest that any nominations or proposals be submitted by certified mail-return receipt requested.  Signalife reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:

How Can I Contact Signalife’s Directors?

A:

If you would like to contact or board or directors or any of our directors, you may send a communication to the board or that director in care of Signalife at any of the following company addresses, and we will forward that communication to the board or that director:

Signalife, Inc.

4705 Laurel Canyon Blvd., Suite 203

Studio City, California 91607

Tel:  (864) 233-2300

Fax:  (864) 233-2100

E-mail:  info@signalife.com

After reviewing shareholder messages, our board of directors or the specified director will, at its or his or her discretion, determine whether any response is necessary.

Q:

How Can I Get Further Information?

A:

If you have questions or need more information about the Annual Meeting, you may contact Signalife at the addresses previously described in “Q: How Can I Contact Signalife’s Directors?”.

Any questions you may have relating to title to your securities or your address of record should be addressed to Signalife’s stock transfer and registrar, Standard Registrar and Transfer Company, Inc., at the following addresses:

Standard Registrar & Transfer Company, Inc.

12528 South 1840 East,

Draper, Utah 84020

Tel:  (801) 571-8844

Fax:  (801) 571–25517

E-mail: standard@comcast.net

Q:

What happens if several shareholders reside at the same address but we only receive one set of proxy materials?

A:

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.”  Under this practice, shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these shareholders notifies us that they wish to continue receiving individual copies.  Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another shareholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request Signalife at any of the addresses previously described in “Q: How Can I Contact Signalife’s Directors?”.  You may also contact the company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

At the Annual Meeting, our voting shareholders will elect seven directors.  Each director so elected will serve in that position until his or her successor is duly elected and qualified, which we anticipate will occur at next our annual meeting of shareholders to be held in 2009.

There are seven nominees for election to our board of directors at this Annual Meeting, namely, Mr. Rowland Perkins, Mr. Lee B. Ehrlichman, Ms. Jennifer Black, Mr. Charles Harrison, Dr. Jay A. Johnson, Dr. Robert Koblin and Mr. Willie Gault.  With the exception of Dr. Johnson, Mr. Ehrlichman, Dr. Koblin and Mr. Gault, each of the director nominees has served as a director since our last annual meeting of shareholders.  Information regarding the business experience of each of these nominees is provided below.  Dr. Johnson was appointed as a director on July 11, 2007.  Mr. Ehrlichman was appointed as a director on May 10, 2008.  Dr. Koblin was appointed as a director on July 9, 2008.  Mr. Gault was appointed as a director on July 28, 2008.

There are no family relationships between any two or more of our directors or executive officers.  There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

The designated proxy holders will vote each proxy they received from our voting shareholders as directed on their proxy cards or, if no direction is made, for the seven nominees named above.  If any of these nominees should be unable or unwilling to serve, the discretionary authority granted to the proxy holders as provided in the proxy card will be exercised to vote for a substitute nominee designated by our board of directors.  We have no reason to believe that any substitute nominee will be required.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees named above as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

The seven nominees receiving the highest number of votes cast by our voting shareholders, voting as a single class, will be elected to fill the seven director positions.  The proxies cannot be voted for more than seven nominees.

Our board of directors recommends to our voting shareholders that you vote “FOR” the election of Mr. Perkins, Mr. Ehrlichman, Ms. Black, Mr. Harrison, Dr. Johnson, Dr. Koblin and Mr. Gault as our seven directors.  Proxies solicited by our board of directors will be so voted unless the voting shareholder tendering the proxy specifies otherwise.

Nomination Procedures

The seven director nominees were recommended for election by our nomination and qualifications committee (the “nominations committee”) comprised of Ms. Black, as chairman, and Mr. Harrison as members.  These nominees were then approved by the board of directors.

There are no minimum qualifications for serving on our board of directors.  Nevertheless, in evaluating the suitability of individual board members, the nominations committee and the board consider, among other factors, the prospective nominee's:  (1) personal and professional integrity; (2) business judgment; (3) general understanding of marketing, finance and other disciplines relevant to the success of a small start-up publicly-traded company in today’s business environment; (4) general understanding of the company's business on a technical level; (5) educational and professional background, (6) overall ability to effectively work with the other members of the board to collectively serve the long-term interests of the shareholders; and (7) commitment and ability to devote sufficient time and energy to diligently his or her duties.  In determining whether to recommend a director for re-election, the nominations committee and the board consider the director’s past attendance at meetings and participation in and contributions to the activities of the board.  The nominations committee and the board evaluate each individual in the context of the board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience.  The foregoing standards and procedures are set forth in our corporate governance guidelines, which may be viewed on the company’s website at www.signalife.com.  As a practical matter, we strive to achieve an effective balance and range of experience and expertise, including operational experience and financial expertise.  Notwithstanding the foregoing, our ability to attract and engage a board of directors comprised of individuals having all of the above ideal attributes is limited by our status as a development stage company with limited resources and market capitalization.  No consultants or search firms were used by the nominations committee or the board in identifying and selecting the director nominees.

Background Of Director Nominees

ROWLAND PERKINS Age 73 Director since August 2005

Mr. Perkins has served as a director since August 23, 2005, as our Chief Executive Officer since June 2, 2008, and as our Interim Administrative Chief Executive Officer from May 1, 2008 until June 2, 2008.  Mr. Perkins has been involved in the entertainment industry for more than 40 years.  Since 1995, Mr. Perkins has been President of Double Eagle Entertainment, Inc., a company he established to develop and Produce feature, network and cable television films.  Mr. Perkins was the founding President of Creative Artists Agency, Inc., a company he co-founded in 1975 to represent all areas of creative talent in the entertainment industry.  From 1959 to 1975, Mr. Perkins was an executive with the William Morris Agency, Inc.  At William Morris, Mr. Perkins established and led its TV Talent Division as Director, and then organized and led its Creative Services Department as Vice President.  Since 2001, Mr. Perkins has been Chairman of the Board of NPOWR Digital Media, Inc., a privately-held tech company which is promoting ‘stimTV’, which allows consumers to personalize their entertainment choices automatically on the broadband market.  Mr. Perkins also serves as a consultant, executive producer and the U.S. representative for Eagle Pictures SpA, an Italian film production and distribution company involved in the motion picture and television businesses internationally.  He also continues to executive produce select films.  In addition to the above, Mr. Perkins has been a long time member of the Academy of Television Arts and Sciences and has served on its Board of Governors.  He also has been a long time member of the Hollywood Radio and Television Society and served on its Board of Directors.  He has also served for fifteen years on the USC Libraries Scripter’s Award selection panel that annually selects the best screenplay/novel adaptation each year and gives awards to the novel’s author and the screenwriter.  Mr. Perkins graduated from UCLA with a Bachelors of Science degree in business administration ,and also holds an Honorary PhD in Media Communications from Pacific Western University..

LEE B. EHRLICHMAN Age 61 Director since May 2008

Mr. Ehrlichman has served as a director since May 10, 2008 and as President and Chief Operating Officer since June 1, 2008.  From May 1, 2008 until his appointment as President and Chief Operating Officer, Mr. Ehrlichman provided services as a consultant to the company.   Mr. Ehrlichman has extensive experience not only as a chief executive officer and a sales and marketing executive, but also in the cardiac business in which Signalife competes.  From August 1995 until July 2007, Mr. Ehrlichman was Chairman, Chief Executive Officer and President of Cardiac Telecom Corporation, a pioneer of outpatient real-time cardiac telemetry technology and call center monitoring.  In that capacity, Mr. Ehrlichman oversaw both the development and commercialization of ECG devices and the heart monitoring business, growing revenues from zero to $5.8 million; raised $8 million in financing; developed and executed FDA strategy, including leading clinical trials and obtaining FDA 510(k) clearance in minimal time; oversaw product manufacturing functions; and negotiated with Medicare and other insurers (at medical director level) to write specific reimbursement policies for Cardiac Telecom’s a new technology, which led to reimbursement and cash flow.  Prior to that position, Mr. Ehrlichman was Chairman, Chief Executive Officer and President of Tartan, Inc., a defense industry-oriented embedded systems software tools company, from January 1990 to June 1995.  Earlier in his career, Mr. Ehrlichman was also Vice President of Sales of Alsys, Inc. for five years, and held various progressive positions in sales, sales management, marketing and marketing management, including Marketing Manager of the Japanese Business Development Group, of Data General Corporation for seven years.

Mr. Ehrlichman holds a Bachelors’ of Arts degree in Psychology, minors in Management and Economics, and a Masters Degree in Consumer Behavior (Marketing), from the University of Arizona.

JENNIFER BLACK Age 52 Director since September 2003

Ms. Jennifer Black has served as a director since January 20, 2004.  Ms. Black has been President of her own business, Jennifer Black & Associates LLC., since September 2003.  Her firm provides independent research for institutional clients.  Previously, since 1979, Ms. Black was with Black & Co., where she was responsible for research coverage on the apparel and specialty retail industries.  Ms. Black was President of Black & Co. when First Security Van Kasper acquired it in April 2000.  Subsequently, Wells Fargo Securities acquired First Security Van Kasper in September 2000.  Ms. Black left Wells Fargo Securities in September 2003.  Ms. Black served on the State of Oregon Governor’s Council of Economic Advisors from 1999 to January 2006.  In addition, Ms. Black sat on the Business Advisory Council for Portland State University from 2004-2007.  In 1999, Ms. Black was ranked #1 by the Wall Street Journal under textiles and apparel as a Wall Street All Star Analyst.  In 1997, the Reuters Large Company Investment Research Survey rated her the number one analyst in the nation.  Ms. Black attended Washington State University, University of Oregon and Portland State Universities.

CHARLES H. HARRISON Age 65 Director since October 2006

Mr. Harrison has served as a director since October 23, 2006.  Mr. Harrison is a certified public accountant with over 35 years of accounting and business management experience focusing on firms in the healthcare business.  Since June 2004, Mr. Harrison has been Chief Operating Officer at the Boulder City Hospital located in Boulder City, Nevada.  Prior to that, from 1996 to 2004, Mr. Harrison provided independent business consulting services to various hospitals and other healthcare providers.  From 1969 to 1996, Mr. Harrison was an accountant with Arthur Andersen LLP, having risen to the position of Partner in Charge of Healthcare for the firm’s Metropolitan Southern California practice.  Mr. Harrison holds a Bachelors of Science degree in Accounting and a Masters of Business Administration degree in Finance from the University of Southern California.

JAY A. JOHNSON, , M.D., M.A., F.A.C.C. Age 47 Director since July 2007

Dr. Jay A. Johnson has served as a director since July 11, 2007.  Dr. Johnson, who received his Bachelors of Science and Masters of Science degrees in Physiology from the University of California, Berkeley, and his Medical Degree from the George Washington University School of Medicine, is a Board Certified Cardiologist and Internist.  Dr. Johnson has been an attending physician at Stanford University Hospital and the Dominican Hospital since 2004 and 2005, respectively.  Dr. Johnson has also served as Chief Medical Officer & Editor In Chief of WorldDoc, Inc., since 2002, and as Medical Director of Health Contact Partners since 2006.  Prior to these engagements, Dr. Johnson was in private practice or a physician with several hospitals, including the Western Arizona Regional Medical Center and the Sunrise Hospital.  Dr. Johnson is the recipient of numerous awards, including from the American College of Cardiology. Dr. Johnson has authored or co-authored over 30 peer reviewed publications or abstracts.

ROBERT KOBLIN, M.D. Age 76 Director since July 2008

Dr. Koblin has most recently served as a director since July 11, 2008, while also previously serving as a director from February 2003 until March 2005.  Dr. Koblin, a cardiologist, has more than 30 years of medical experience beginning during the time he served in the United States Army as a medic and continuing most recently as a staff physician and instructor at the Cedars-Sinai Medical Center in Los Angeles since 1966.  He has also served as the Managing Director of the Robertson Diagnostic Center in Beverly Hills, California since April 2002, and as an assistant clinical professor of medicine at the University of California, Los Angeles (UCLA), since 1982.  Dr. Koblin received his undergraduate degree from New York University, his medical degree from Stanford University

WILLIE GAULT Age 47 Director since July 2008

Mr. Gault has served as a director since July 28, 2008.  Mr. Gault is a well-known businessman, celebrity and retired professional athlete.  Since August 2006, Mr. Gault has been President and principal spokesman of Athletes For Life Foundation, Inc., a 501(c)(3) non-profit foundation incorporated in Washington D.C. which Mr. Gault co-founded for the dual purpose of developing protocols to test professional and amateur athletes for cardiovascular disease and abnormalities as part of their regular training regime, and also promoting testing for impoverished communities where early detection of cardiovascular disease simply does not exist.  Athletes For Life Foundation conducts free mobile screening tests using its 48-foot trailer and Signalife’s Fidelity 100 Heart Monitor.  Since 2004, Mr. Gault has also been President of IBS Capital Management, a private investment management company he owns which has over $260 million under management.  Prior to that, Mr. Gault was involved in numerous capacities in numerous businesses over a twenty year period both as a principal, officer and agent, with his efforts principally focused on sales, marketing and financing functions.  Mr. Gault has also been involved in numerous charitable activities.

During the course of his athletic career, Mr. Gault was an All-American sprinter and hurdler and football wide receiver at the University of Tennessee, an All-Pro wide receiver during a twelve-year career in the National Football League, a member of the United States 4X100 meter relay team which would have participated in the 1980 Summer Olympic Games in Moscow had the United States not boycotted that event, and an alternate member of the United States Bobsled Team which participated in the 1988 Winter Olympic Games.  At the 1983 World Track and Field Championships, Mr. Gault won a bronze medal in the 110 meter hurdles, and a gold medal on the world record setting 4x100 meter relay team.  Mr. Gault continues to compete in track and field on the senior level, having set world records in the 100 meters, 200 meters and 4X100 meter relay in the masters division for athletes aged 45 to 49.

Mr. Gault holds a joint degree in Marketing from the University of Tennessee and Americas University.   Mr. Gault has also won numerous awards, including the Jim Thorpe Award as the “Greatest Athlete in the World” in 1991, and the city of Hope Man of the Year Award in 1992.

Board Of Directors; Board Attendance

Our bylaws set the authorized number of directors on our board of directors at not less than three nor more than nine, with the actual number fixed by a resolution of our board or by practice.  As noted above, there are currently seven directors serving on our board.  Each director serves until the next annual meeting of shareholders and until his or her successor is elected and qualified by our shareholders, both common and preferred, voting on a cumulative basis as one class, or until his or her earlier death, retirement, resignation or removal.

Board Committees

Our board of directors has established three active committees to date, an audit committee currently comprised of Mr. Harrison, as chairman, and Ms. Black as a member; a compensation committee currently comprised of Mr. Harrison, as chairman, and Ms. Black as a member; and a nomination and qualifications committee currently comprised of Ms. Black as chairman and Mr. Harrison as a member.

Board Attendance

During fiscal 2007, our board of directors, audit committee, compensation committee and nomination and qualifications committee held five, eight, zero and one meetings, respectively.  No director or committee member attended less than 75% of the total number of those meetings.

Signalife does not have a formal policy requiring directors to attend the Annual Meeting.  Nevertheless, we encourage each director to, and anticipate that each director will, attend this year’s Annual Meeting.  At our last Annual Meeting, each of our directors as of that date attended.

Independence; Audit Committee Financial Expert

Our board of directors has determined that each of our directors, other than Mr. Perkins and Mr. Ehrlichman, are “independent” as that term is defined by the American Stock Exchange (“AMEX”).  Under the AMEX definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $60,000 by the company during the current or past three fiscal years; or (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years.

Our board of directors has determined that Mr. Harrison is an “audit committee financial expert” within the meaning of SEC rules.  An audit committee financial expert is a person who can demonstrate the following attributes:  (1) an understanding of generally accepted accounting principles and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal controls and procedures for financial reporting; and (5) an understanding of audit committee functions.

Audit Committee

The function of the audit committee is to assist the board of directors in monitoring:  (1) the integrity of the company’s financial statements; (2) the qualifications, independence and performance of the company’s independent auditors and recommending their appointment to the full board; (3) the performance of the company’s internal accounting and audit personnel; and (4) the compliance by the company with legal and regulatory requirements.

Audit Committee Report

The following is a report from the members of the audit committee of our board of directors who supervised the preparation of our audited financial statements for the year ended December 31, 2007 concerning the audit of those financial statements and the appointment of our independent auditors.  Note that Mr. Perkins is no longer on the committee as a consequence of being appointed as Interim Administrative Chief Executive Officer on May 1, 2008.

The audit committee of the Signalife’s board of directors oversees the company’s financial reporting process on behalf of the full board of directors.  Management is responsible for Signalife’s financial statements and the financial reporting process, including the system of internal controls.  Signalife’s independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.  In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management and the company’s independent auditors the audited financial statements which were included in Signalife’s annual report on form 10-KSB for the year ended December 31, 2007.  The audit committee also discussed with the company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.  In addition, the audit committee also discussed with the company’s independent auditors the auditors’ independence from the company and its management including the matters in the written disclosures provided to the audit committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The audit committee recommended to Signalife’s board of directors, and the board approved, the inclusion of the audited financial statements in Signalife’s annual report on Form 10-KSB for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.  The audit committee also recommended the appointment of Elliott Davis, LLC, the company’s independent auditors for fiscal 2007, to act in that capacity for fiscal 2008.

The Audit Committee Charles Harrison, Chair Rowland Perkins Jennifer Black

Nominations Committee

The function of the nominations committee is to evaluate and recommend to the board of directors a slate of director-nominees for election by the shareholders at each annual meeting, or to fill any vacancies in existing or new positions on the board which may arise.

There are no minimum qualifications for serving on our board of directors.  Nevertheless, in evaluating the suitability of individual board members, the nominations committee and the board consider the various factors set forth in our corporate governance guidelines which are recited above in that section of this proxy statement captioned “Nomination Procedures”.

Our board of directors has the authority to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.  No such consultants or search firms have been used by the board to date and, accordingly, no fees have been paid to consultants or search firms.

We do not have any formal policies in place relative to the consideration of director candidates recommended by our shareholders, or the consideration of other proposals for corporate action made by our shareholders  Nevertheless, minority shareholders are permitted to recommend nominees for election or appointment or to make other proposals pursuant to SEC guidelines, and our board in its discretion will determine whether or not to consider that candidate based upon such criteria as it deems relevant.  To understand those guidelines, see “Q:  May I Nominate A Director For Election At The Annual Meeting?” and “Q: May I Propose Actions For Consideration At

Next Year’s Annual Meeting Or Nominate Individuals To Serve As Directors?” in the “Questions And Answers” section of this proxy statement above.  Given the small size of our shareholder base, our limited company operations and our limited resources, and also given the concentration of stock holdings with several investors, we do not believe it to be necessary at this time to formulate formal policies to consider minority shareholder director nominations or proposals to take other corporate action.

Compensation Committee

The function of the compensation committee is review and recommend to the full board of directors for its approval by majority vote any matter relating to (1) the administration of our various stock plans that falls outside of the authority of, or has not otherwise been delegated to, our executive officers; (2) the form and amount of compensation or benefits payable or provided to any director or member of management, (3) any related party transaction between the company and any director or officer of the company, and (4) any other conflict of interest between the company and any director or officer of the company.

Director Compensation Policies

Our current policy with respect to compensating directors for serving on the full board is to compensate them through stock grants.  Specifically, upon his or her appointment to our board, each new director is granted an option to purchase 50,000 common shares, exercisable at its then trading price.  These options vest quarterly over one year based upon the continued provision of services on the board, and lapse in five years if not exercised.  Each director will thereafter automatically be granted options on the anniversary of his or her appointment date entitling such director to purchase an additional 28,000 common shares, which options will vest quarterly based upon the continued provision of services on the board, and lapse in five years if not exercised.  The exercise price for these options is fixed at current market price as of the date of grant.

Our current policy with respect to compensating directors for serving on our audit committee is to compensate the members with a combination of cash and common share purchase options.  Specifically, the chairman of the audit committee is entitled to receive a $3,000 quarterly cash retainer, plus $1,500 fee per each meeting attended.  Upon his or her appointment, the chairman is also granted an option to purchase 30,000 common shares, exercisable at its then trading price. The chairman will thereafter automatically be granted options on the anniversary of his or her appointment entitling him or her to purchase an additional 30,000 common shares.  The other members of the audit committee receive slightly lower compensation, to wit, a $2,000 quarterly cash retainer, a $1,000 cash fee per each meeting attended; and the grant of an option to purchase 25,000 common shares, exercisable at its then trading price.  All committee options vest in four quarterly installments, and lapse in five years if not exercised.

Our current policy with respect to compensating directors for serving on our compensation committee is to compensate the members with a combination of cash and common share purchase options.  Specifically, each member is entitled to receive a $1,000 fee per each meeting attended.  In addition, each member is also granted an option to purchase 5,000 common shares, exercisable at its then trading price, upon his or her appointment to the committee and upon each annual anniversary thereafter.  All committee options vest in four quarterly installments subject to attendance at least 90% of the committee meetings during that quarter, and lapse in five years if not exercised.

We have not yet instituted a policy for compensating members on our nominations committee.

Director Overall Compensation Expense Table

The following table shows the overall compensation expense recognized by the company or included in its financial statements for the 2007 fiscal year with respect to each person who was a director as of December 31, 2007. Excluded from this table is compensation expense recognized by the company with respect to Dr. Lowell Harmison, a past director and executive officer, solely in connection with the provision of his services as an executive officer of and consultant to the company.  For information relating to this compensation expense, see the table included in that section of this proxy statement below captioned “Management Overall Compensation Expense Table”.

Name	Fees Earned or Paid in Cash(1)	Pro-Rata Expense On Stock Awards Vested During Year	Pro Rata Expense On Option Awards Vested During Year(2)	Non- Equity Incentive Plan Compen- sation Expense(3)	Non- Qualified Deferred Compen- sation Earning Expense(3)	All Other Compen- sation Expense(4)	Total Compen- sation Expense
Rowland Perkins	$ 18,000	$ —	$ 46,724	$ —	$ —	$ —	$ 64,724
Jennifer Black	$ 11,000	$ —	$ 52,720	$ —	$ —	$ —	$ 63,720
Charles H. Harrison	$ 21,500	$ —	$ 71,047	$ —	$ —	$ —	$ 92,547
Jay A. Johnson	$ 1,000	$ —	$ 10,217	$ —	$ —	$ —	$ 16,217
Ellsworth Roston (5)	$ —	$ —	$ 7,491	$ —	$ —	$ —	$ 7,491
Lowell T. Harmison (6)	$ 0	$ —	$ 21,749	$ —	$ —	$ —	$ 21,749
Robert E. Windom(7)	$ 6,000	$ —	$ 10,217	$ —	$ —	$ —	$ 16,217

(1) Board fees earned on an accrual basis during the fiscal year.

(2)

Reflects dollar amount expensed by the company during applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R.  FAS 123R requires the company to determine the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest).  As a general rule, for time-in-service-based options, the company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option.  For a description of FAS 123 R and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the financial statements included with its annual report on form 10-K for the fiscal year ended December 31, 2007 included with this proxy statement

(3) Excludes awards or earnings reported in preceding columns.

(4)

Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any "gross-ups" or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the Named Officer Or Employee; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(5) Mr. Roston resigned as a director on January 8, 2008.
(6) Dr. Harmison took a leave of absence as a director on June 2, 2008, and effectively resigned as a director on June 8, 2008.
(7) Dr. Windom resigned as a director on July 28, 2008.

Director Outstanding Option Table

The following table provides certain information concerning common share purchase options or warrants as of December 31, 2007 held by each person who was a director as of December 31, 2007, including options or warrants granted for services other than acting as a director.

Director	Type	Option Grant Date	Number of Common Shares Underlying Unexercised Options		Option Exercise Price	Option Expiration Date
			Exercisable	Unexercisable
Rowland Perkins	Board	8/23/2005	50,000(1)	—	$ 3.45	8/23/2010
	Audit Comm.	8/8/2006	25,000(1)	—	$ 2.76	8/8/2011
	Comp. Comm.	8/8/2006	5,000(1)	—	$ 2.76	8/8/2011
	Board	8/23/2006	28,000(2)	—	$ 2.16	8/23/2011
	Audit Comm.	8/8/2007	6,250(2)	18,750(2)	$ 0.77	8/8/2012
	Comp. Comm.	8/8/2007	1,250(2)	3,750(2)	$ 0.77	8/8/2012
	Board	8/23/2007	7,000(2)	21,000(2)	$ 0.84	8/23/2012
Jennifer Black	Board	1/20/2004	50,000(1)	—	$ 3.50	1/19/2009
	Audit Comm.	4/1/2004	500(1)	—	$ 6.00	3/31/2009
	Audit Comm.	1/3/2005	10,000(2)	—	$ 5.05	1/2/2010
	Board	1/20/2005	28,000(2)	—	$ 3.65	1/19/2010
	Audit Comm.	1/3/2006	10,000(2)	—	$ 2.70	1/2/2011
	Board	1/20/2006	28,000(2)	—	$ 2.90	1/19/2011
	Audit Comm.	8/8/2006	25,000(2)	—	$ 2.76	8/8/2011
	Comp. Comm.	8/8/2006	5,000(1)	—	$ 2.76	8/8/2011
	Board	1/20/2007	21,000(2)	71,000(2)	$ 1.60	1/19/2012
	Audit Comm.	8/8/2007	6,250(2)	18,750(2)	$ 0.77	8/8/2011
	Comp. Comm.	8/8/2007	1,250(2)	3,750(2)	$ 0.77	8/8/2011
Charles H. Harrison	Board	10/23/2006	50,000(1)	—	$ 1.61	10/23/2011
	Audit Comm.	10/23/2006	25,000(1)	—	$ 1.61	10/23/2011
	Board	10/23/2007	—	28,000(2)	$ 1.62	10/23/2012
	Audit Comm.	10/23/2007	—	30,000(2)	$ 1.62	10/23/2012
Jay A. Johnson	Board	7/11/07	12,500(1)	38,500(1)	$0.68	7/11/12
Ellsworth Roston (3)	Board	2/6/2003	150,000(1)	—	$ 0.88	2/5/2008
	Board	11/3/2003	28,000(2)	—	$ 4.40	11/2/2008
	Comp. Comm.	4/1/2004	2,000(1)	—	$ 6.00	3/31/2009
	Audit Comm.	7/8/2004	1,500(1)	—	$ 3.95	7/7/2009
	Board	11/1/2004	28,000(2)	—	$ 2.90	10/31/2009
	Audit Comm.	1/3/2005	5,000(2)	—	$ 5.05	1/2/2010
	Comp. Comm.	1/3/2005	2,500(2)	—	$ 5.05	1/2/2010
	Board	11/1/2005	28,000(2)	—	$ 3.18	10/31/2010
	Comp. Comm.	8/8/2006	5,000(2)	—	$ 3.18	10/31/2010
	Board	11/1/2006	28,000(2)	—	$ 1.80	10/31/2011
	Board	11/1/2007	—	28,000(2)	$ 1.05	10/31/2012
Lowell T. Harmison (4)	Board	6/5/2003	50,000(1)	—	$ 4.20	6/5/2008
	Board	6/6/2004	28,000(2)	—	$ 6.25	6/5/2009
	Board	6/6/2005	28,000(2)	—	$ 4.20	6/5/2010

	Board	6/6/2006	28,000(2)	—	$ 2.36	6/5/2011
	Board	6/6/2007	14,000(2)	14,000(2)	$ 1.05	6/5/2012
Robert E. Windom(5)	Board	7/11/07	12,500(1)	38,500(1)	$0.68	7/11/12

(1)

Common share purchase options granted in connection with the recipient’s appointment to the board of directors or the audit or compensation committee of the board of directors, as indicated above.  These options have vested (became exercisable), and/or will in the future vest (will become exercisable), as the case may be, over four quarters from date of grant based upon continued provision of services as a director or member of audit or compensation committee of the board of directors, as the case may be.  See “Director Compensation Policies” above.

(2)

Common share purchase options granted in connection with the recipient’s continued service on the board of directors or the audit or compensation committee of the board of directors, as indicated above.  These options have vested (became exercisable), and/or will in the future vest (will become exercisable), as the case may be, over four quarters from date of grant based upon continued provision of services as a director or member of audit or compensation committee of the board of directors, as the case may be.  See “Director Compensation Policies” above.

(3) Mr.. Roston resigned as a director on January8, 2008.
(4) Dr. Harmison took a leave of absence as a director on June 2, 2008, and effectively resigned as a director on June 8, 2008.
(5) Dr. Windom resigned as a director on July 28, 2008.

Business Experience Of Executive Officers

Set forth below are Signalife’s’ executive officers and a summary of their business experience:

ROWLAND PERKINS Age 73 Chief Executive Officer	For a summary of Mr. Perkins’ business experience, see “Background Of Director Nominees” above.
LEE B. EHRLICHMAN Age 61 President and Chief Operating Officer	For a summary of Mr. Ehrlichman’s business experience, see “Background Of Director Nominees” above.
KEVIN F. PICKARD Age 44 Interim Chief Financial Officer

Mr. Pickard has provided his services as our interim Chief Financial Officer since October 23, 2006 on a contract basis.  Since 1988, Mr. Pickard has been a principal officer and owner of Pickard & Green CPAs, P.C. (formerly Pickard & Company, CPA’s, P.C.), an accounting firm formed by Mr. Pickard that specializes in providing SEC accounting and other management consulting services for small to medium sized companies, including preparing required SEC filings for public companies, due diligence on potential acquisitions, preparing projections and business plans, assisting with restructuring of companies, and positioning companies for initial public offerings.  Mr. Pickard also acts as Interim President and Chief Financial Officer for Universal Guardian Holdings, Inc., an OTCBB company which provides security products, systems and services.  Mr. Pickard was a Partner with Singer Lewak Greenbaum & Goldstein, LLP, from 1996 to 1998, where he co-managed the firm’s securities practice group. Mr. Pickard also spent over nine years with Coopers & Lybrand, L.L.P. (currently PricewaterhouseCoopers, LLP), where he focused on the auditing companies in the insurance, high-tech and manufacturing industries.  Mr. Pickard holds Bachelors of Science and Masters degrees in Accounting from Brigham Young University.

Other Significant Employees

Dr. Budimir S. Drakulic has served as our Director of Research & Development and chief scientist and technology spokesman since 2006,, and is responsible for managing our in-house research and development activities.  In that capacity, he also is our principal technology manager and acts as our spokesman in connection with technical issues.  From October 15, 2002 until 2006, Dr. Drakulic also served as our Vice President and Chief Technology Officer, an executive officer position.  Dr. Drakulic has more than 25 years of experience in the design, development and integration of hardware and software modules for biomedical microelectronic circuits and systems.  From 1997 through February of 2002, Dr. Drakulic was research and development principal for Advanced Heart Technologies, Inc., and its predecessor Advanced Heart Monitoring.  From February of 2002 until October 15, 2002, Dr. Drakulic was involved in independent research.  Dr. Drakulic was the Consultant and Chief Scientist, Medical Device Business Unit for Teledyne Electronic Technologies from 1992 through 1997.  Before that, he held numerous positions affiliated with the University of California at Los Angeles, including Visiting Assistant Professor with the Electrical Engineering Department and Director of the Microelectronics Development Lab at the Crump Institute for Medical Engineering.  He holds a Bachelor of Science degree in electrical engineering from the University of Belgrade, Yugoslavia.  He also holds a Masters degree and a Ph. D. in Electronic and Biomedical Engineering from the same university.  Dr. Drakulic was the recipient of the Ralph and Marjorie Crump Prize for Excellence in Medical Engineering from UCLA in 1985, and was a Research Fellow with the Crump Institute for Medical Engineering at UCLA.  The Crump Prize is given to the recipient deemed to have performed the best biomedical engineering research in the United States for that year.

William R. Matthews has served as our Director of Regulatory Affairs since July 2004.  Prior to joining Signalife, Mr. Matthews provided consulting services to Signalife from December 2003 to July 2004 through his Biodevice Solutions, Inc. consulting company.  Mr. Mathews was Vice President, Government Affairs and Product Assurance for Viasys Healthcare (NYSE:VAS) from February 1999 to December 2003, was Executive Vice President, Operations, of Xylum Corporation from 1993 to 1998; was Corporate Director Engineering and Manufacturing, and ultimately Corporate Director, Product Assurance and Regulatory Affairs for W.R. Grace Company (NYSE:GRA) from 1987 to 1993; was Plant Manager for Beiersdorf, Inc. from 1981 to 1987; and Production Supervisor, R&D Supervisor and ultimately Production Superintendent for Best Foods Inc. from 1976 to 1981. Mr. Matthews holds a Bachelors of Science degree in chemistry awarded by St. Peters University (New Jersey).

Employment And Consulting Agreements With Executive Management

Rowland Perkins, Chief Executive Officer

On June 16, 2008, Signalife’s Board of Directors approved an employment agreement with an effective date of June 1, 2008 with Mr. Rowland Perkins in connection with the provision of services as our Chief Executive Officer.  The essential terms of the employment agreement are as follows:

•

The employment agreement has a one year initial term, and is renewable annually thereafter.

•

Mr. Perkins is only obligated to work three days per week.

•

Mr. Perkins is entitled to a base salary of $120,000 per year (subject to adjustment after the first anniversary of the agreement upon a performance review by the board), plus a $2,000 per day diem for each day over three in a week in which he works.

•

Mr. Perkins is entitled to a number of employee benefits under the agreement, including the provision of an automobile and the right to participate in company benefit plans, including any bonus plans established for management or other benefit plans established for executive officers.

•

Mr. Perkins is granted a “time-in-service” share purchase options entitling him to purchase 500,000 common shares at $0.60 per share, reflecting a substantial premium to the closing price of our common stock as of the date of negotiations for the agreement.  The right to exercise the options vest (become exercisable) quarterly over eight quarters based upon the continuous provision of services by Mr. Perkins, and lapse to the extent unexercised on May 30, 2018, subject to forfeiture and acceleration provisions.

•

For each $500,000 in EBIDTA (earnings before interest, depreciation, taxes and amortization) reported by Signalife during Mr. Perkins’ tenure under the employment agreement, he will also be prospectively granted “financial performance” share purchase options entitling him to purchase 50,000 common shares at $0.60 per share.  The financial performance options lapse to the extent unexercised by the later of May 30, 2018 or five years after grant, subject to forfeiture and acceleration provisions.  The grant of financial performance options is capped at 1,000,000 common shares, meaning that Signalife would be required to earn EBIDTA in the total amount of $10,000,000 in order for Mr. Perkins to be granted the maximum number of financial performance options issuable.

•

For each $0.30 in average stock price appreciation on Signalife common stock over a $0.60 per share baseline as reported on Signalife’s principal trading over any two-week period market during Mr. Perkins’ tenure under the employment agreement, Mr. Perkins will also be prospectively granted “stock performance” share purchase options entitling him to purchase 50,000 common shares at $0.60 per share.  The stock performance options lapse to the extent unexercised by the later of May 30, 2018 or five years after grant, subject to forfeiture and acceleration provisions.  Only one grant of stock performance options may be made for any particular incremental $0.30 target point over the baseline, meaning that Mr. Perkins will not be entitled to a second grant of options should the stock price decrease and then later again hit the target point.  The grant of stock performance options is capped at 1,000,000 common shares, meaning that the average price of Signalife common stock would need to increase to $6 in order for Mr. Perkins to be granted the maximum number of stock performance options issuable.

•

The employment agreement provides for early termination.  In the event of Mr. Perkins’ death, Signalife’s termination of Mr. Perkins without “cause” as that term is defined in the agreement, Mr. Perkins’ termination of employment for “good reason” as that term is defined in the agreement, then (i) Signalife will be obligated to pay Mr. Perkins his annual salary and benefits on the same periodic basis for an additional one year after the effective date of termination, (ii) Mr. Perkins’ time-in-service options shall fully vest, and (iii) in the case of Mr. Perkins’ financial performance and stock performance options, should the specified performance benchmarks be attained over the one-year period following termination, then Mr. Perkins will also receive the grant of these options.  In the event of a “sale of business” (defined as the sale of all or substantially all of Signalife’s assets), then Mr. Perkins would receive the same benefits as in the previous sentence except for a two year term.  In the event of a “change of control” (defined as the acquisition by any shareholder or group of shareholders of more than 33% of Signalife’s common shares in one or more related transactions, excluding certain permitted issuances by Signalife and transactions involving Signalife’s founding shareholder), or certain changes in a majority of the board of directors over a three year period not approved by a majority of the current board or their approved successors), Mr. Perkins would receive the same benefits as in the previous sentence, except for a five year term.  In the event of termination Signalife’s termination of Mr. Perkins for “cause”, then Mr. Perkins would not be entitled to additional salary or benefits beyond the termination date, and his options would be fully forfeited.  In the event of termination due to Mr. Perkins’ disability, or Mr. Perkins’ termination of employment without “good reason”, then Mr. Perkins would not be entitled to additional salary or benefits beyond the termination date, and his unvested options would be fully forfeited while the lapse date for his vested options would be accelerated.

Lee B. Ehrlichman, President and Chief Operating Officer

On June 16, 2008, Signalife’s Board of Directors approved an employment agreement with an effective date of June 1, 2008 with Mr. Lee B. Ehrlichman in connection with the provision of services as our President and Chief Operating Officer.  The essential terms of the employment agreement are as follows:

•

The employment agreement has a five-year initial term, and is renewable annually thereafter.

•

Mr. Ehrlichman is entitled to a base salary of $500,000 per year (subject to adjustment after the first anniversary of the agreement upon a performance review by the board.

•

Mr. Ehrlichman is entitled to a number of employee benefits under the agreement, including the provision of an automobile, a two million dollar life insurance policy payable to his beneficiaries, and the right to participate in company benefit plans, including any bonus plans established for management or other benefit plans established for executive officers.

•

Mr. Ehrlichman will work out of Signalife’s Los Angeles office, and the company will cover certain relocation costs to sell his home in Pennsylvania and to move his family to Los Angeles, and will also contribute an amount to be determined by Signalife’s board of directors toward Mr. Ehrlichman’s purchase of a home in Los Angeles.

•

Mr. Ehrlichman is granted a “time-in-service” share purchase options entitling him to purchase 1,000,000 common shares at $0.60 per share, reflecting a substantial premium to the closing price of our common stock as of the date of negotiations for the agreement.  The right to exercise the options vest (become exercisable) quarterly over eight quarters based upon the continuous provision of services by Mr. Ehrlichman, and lapse to the extent unexercised on May 30, 2018, subject to forfeiture and acceleration provisions.

•

For each $500,000 in EBIDTA (earnings before interest, depreciation, taxes and amortization) reported by Signalife during Mr. Ehrlichman’s tenure under the employment agreement, he will also be prospectively granted “financial performance” share purchase options entitling him to purchase 50,000 common shares at $0.60 per share.  The financial performance options lapse to the extent unexercised by the later of May 30, 2018 or five years after grant, subject to forfeiture and acceleration provisions.  The grant of financial performance options is capped at 6,000,000 common shares, meaning that Signalife would be required to earn EBIDTA in the total amount of $60,000,000 in order for Mr. Ehrlichman be granted the maximum number of financial performance options issuable.

•

For each $0.30 in average stock price appreciation on Signalife common stock over a $0.60 per share baseline as reported on Signalife’s principal trading over any two-week period market during Mr. Ehrlichman’s tenure under the employment agreement, Mr. Ehrlichman will also be prospectively granted “stock performance” share purchase options entitling him to purchase 50,000 common shares at $0.60 per share.  The stock performance options lapse to the extent unexercised by the later of May 30, 2018 or five years after grant, subject to forfeiture and acceleration provisions.  Only one grant of stock performance options may be made for any particular incremental $0.30 target point over the baseline, meaning that Mr. Ehrlichman will not be entitled to a second grant of options should the stock price decrease and then later again hit the target point.  The grant of stock performance options is capped at 4,000,000 common shares, meaning that the average price of Signalife common stock would need to increase to $24 in order for Mr. Ehrlichman to be granted the maximum number of stock performance options issuable.

•

The employment agreement provides for early termination.  In the event of Mr. Ehrlichman’s death, Signalife’s termination of Mr. Ehrlichman without “cause” as that term is defined in the agreement, or Mr. Ehrlichman’ termination of employment for “good reason” as that term is defined in the agreement, then (i) Signalife will be obligated to pay Mr. Ehrlichman his annual salary and benefits on the same periodic basis for an additional two years after the effective date of termination, (ii) Mr. Ehrlichman time-in-service options shall fully vest, and (iii) in the case of Mr. Ehrlichman’s financial performance and stock performance options, should the specified performance benchmarks be attained over the two year period following termination, then Mr. Ehrlichman will also receive the grant of these options.  In the event of a “sale of business” (defined as the sale of all or substantially all of Signalife’s assets), then Mr. Ehrlichman would receive the same benefits as in the previous sentence except for a two year term.  In the event of a “change of control” (defined as the acquisition by any shareholder or group of shareholders of more than 33% of Signalife’s common shares in one or more related transactions, excluding certain permitted issuances by Signalife and transactions involving Signalife’s founding shareholder), or certain changes in a majority of the board of directors over a three year period not approved by a majority of the current board or their approved successors), Mr. Ehrlichman would receive the same benefits as in the previous sentence, except for a five year term.  In the event of termination Signalife’s termination of Mr. Ehrlichman for “cause”, then Mr. Ehrlichman would not be entitled to additional salary or benefits beyond the termination date, and his options would be fully forfeited.  In the event of termination due to Mr. Ehrlichman’s disability, or Mr. Ehrlichman’s termination of employment without “good reason”, then Mr. Ehrlichman would not be entitled to additional salary or benefits beyond the termination date, and his unvested options would be fully forfeited while the lapse date for his vested options would be accelerated.  In additional, should Mr. Ehrlichman’s termination of employment without “good reason” occur in the first year of the term, he would be required to refund certain consideration.

Kevin F. Pickard, Interim Chief Financial Officer

Mr. Pickard provides his services as Interim Chief Financial Officer on an at-will contract basis through Pickard & Green, CPAs, P.C.  Mr. Pickard is paid for his services at the rate of $250 per hour.

Management Overall Compensation Table

The following table shows the overall compensation expense recognized by the company or included in its financial statements over each of the past two fiscal years ending December 31, 2007 with respect to:  (1) each person who served as the principal executive officer of Signalife during fiscal 2007; (2) Signalife’s two most highly compensated executive officers as of December 31, 2007 with total compensation during fiscal 2007 of $100,000 or more; and (3) up to two other persons, if any, who would have otherwise been included in clause (2) above but for the fact they were not serving as an executive officer of the company as of December 31, 2007 (collectively, the “Named Officers And Employees”).  Excluded from the following table is compensation expense recognized by the company solely in connection with services provided to the company by Dr. Lowell Harmison and Ms. Pamela Bunes in their capacity as directors of the company.  For information relating to this compensation expense, see the table included in that section of this proxy statement above captioned “Director Overall Compensation Expense Table”.

Named Officer Or Employee and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards Vested During Year(3)	Option Awards Vested During Year(3)	Non- Equity Incentive Plan Compen- sation(4)	Non- Qualified Deferred Compen- sation Earnings(4)	All Other Compen- sation(5)	Total Compen- sation
Lowell T. Harmison (6) Former President and Chief Executive Officer	2007 2006	$ 70,000 —	$ — —	$ — —	$ —(7) —(7)	$ — —	$ — —	$ 70,000(8) 83,000(8)	$ 140,000 83,000
Pamela M. Bunes (9) Former President and Chief Executive Officer	2007 2006	$ 188,846 300,269	$ — —	$ — —	$ 178,230(10) 237,640(10)	$ — —	$ — —	$ — 23,979(11)	$ 367,076 607,233
Budimir Drakulic Director of Research & Development	2007 2006	$ 103,128(12) 70,000(12)	$ 129,836 22,500	$ (13) —(13)	$ —(14) —(14)	$ — —	$ — —	$ —(15) —(16)	$ 232,964 72,500
William R. Mathews Director of Regulatory Affairs	2007 2006	$ 176,000(17) 176,000(17)	$ — —	$ — —	$ — 9,983(18)	$ — —	$ — —	$ — —	$ 176,000 176,000

(1)

Cash and non-cash salary earned on an accrual basis during applicable fiscal year.  Excludes non-discriminatory group life, health, hospitalization, or medical reimbursement plans available generally to all salaried employees.

(2) Cash and non-cash bonuses earned on an accrual basis during applicable fiscal year.

(3)

Reflects dollar amount expensed by the company in connection with the vesting of stock or option awards during applicable fiscal year for financial statement reporting purposes.   In the case of grants of restricted (i.e., forfeitable) stock, the overall value of the grant is determined based upon market prices as of the date of grant, and such amount is then expensed by the company for financial statement purposes over the service period over which the forfeiture conditions lapse (i.e., vest).  In the case of grants of stock options subject to vesting conditions as a condition of exercise, the company determines the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and such amount is then expensed by the company for financial statement purposes over which the options become exercisable (vest).   For a description of the accounting principles and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the financial statements included with this proxy statement.

(4) Excludes awards or earnings reported in preceding columns.

(5)

Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any "gross-ups" or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the Named Officer Or Employee; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(6)

Dr. Harmison served as our President and Chief Operating Officer from July 2, 2007, and as our President and Chief Executive Office from August 17, 2007, until he took a leave of absence as a director on June 2, 2008, and effectively resigned as a director retroactive to June 8, 2008.

(7)

Excludes $44,917 and $50,699 reflecting the vesting of 28,000 and 28,000 common share purchase options for fiscal 2007 and 2006, respectively, which were granted to Dr. Harmison in his capacity as a director of the company.

(8) Payments to Dr. Harmison in payment for consulting services provided prior to his appointment as President and Chief Executive Officer.
(9) Ms. Bunes served as our President and Chief Executive Officer from April 15, 2005 until August 17, 2007.

(10)

For fiscal 2007 and 2006, reflects the vesting of 112,500 and 150,000 common share purchase options, respectively, previously granted to Ms. Bunes in her capacity as an executive officer of the company.  These options have since been forfeited.  Excludes $24,247 and $45,614 reflecting the vesting of 21,000 and 16,500 common share purchase options for fiscal 2007 and 2006, respectively, which were granted to Ms. Bunes in her capacity as a director of the company.

(11) For fiscal 2006, includes $23,979 in automobile allowance payments, respectively, including lease payments, insurance, gasoline and maintenance.

(12)

Excludes $277,316 and $180,000 in consulting payments to B Technologies for fiscal 2007 and 2006, respectively.  These payments are made in connection with that company’s provision of the services of Dr. Drakulic to Signalife under a Loan-out Agreement.

(13)

Excludes $2,520 reflecting the vesting of of 120,000 restricted common shares for each of fiscal 2007 and 2006.  These shares were originally granted B Technologies in 2002 in connection with the entering into of a Loan-out agreement for the provision of the services of Dr. Drakulic.  Dr. Drakulic disclaims beneficial ownership of the shares.

(14)

Excludes $29,938 and $119,752 reflecting the vesting of 46,875 and 187,500 common share purchase options for fiscal 2007 and 2006, respectively, previously granted to B Technologies in connection with the provision of the services of Dr. Drakulic under a Loan-out Agreement.  Dr. Drakulic disclaims beneficial ownership of the options.

(15) Excludes $277,316 for payments to B Technologies in fiscal 2007 in connection with the provision of the services of Dr. Drakulic under a Loan-out Agreement with the company.

(16)

Excludes $1,665,800 for payments to B Technologies in connection with the grant of 870,000 common shares issued to B Technologies as consideration for the modification of its Loan-out agreement with the company.  Dr. Drakulic disclaims beneficial ownership of the shares

(17) For fiscal 2007 and 2006, includes consulting payments to Mr. Mathews’ consulting company, BioDevice Solutions, Inc.

(18) For fiscal 2006, reflects the vesting of 5,000 common share purchase options previously granted to Mr. Mathews in his capacity as an employee of the company.

No outstanding common share purchase option or other equity-based award granted to or held by each Named Officer Or Employee were repriced or otherwise materially modified, including extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined, nor was there any waiver or modification of any specified performance target, goal or condition to payout.

No Named Officer Or Employee is currently participating in any qualified or unqualified plan or other arrangement providing for the payment of retirement benefits or other benefits that will be paid primarily after retirement.

Management Outstanding Equity Awards Table

The following table provides certain information concerning any common share purchase options, stock awards or equity incentive plan awards as of December 31, 2007 held by each person who was a Named Officer Or Employee as hereinabove defined, including options or awards granted for services as a director.

	Option Awards					Stock Awards
Named Officer Or Employee and Principal Position	Number of Common Shares Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Common Shares Underlying Unexer- cised Unearned Options	Option Exercise Price	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
	Exercisable	Unexer- cisable
Lowell T. Harmison Former President and Chief Executive Office r(2)	50,000(3) 28,000(4) 28,000(5) 28,000(6) 21,000(7)	—°°° —°°° —°°° —°°° 7,000(7)	—°°° —°°° —°°° —°°° —°°°	$ 4.20 6.25 4.20 2.36 1.05	6/5/08 6/5/09 6/5/10 6/5/11 6/5/12	—°°°	—°°°	—°°°	—°°°
Pamela M. Bunes Former President and Chief Executive Officer (8)	50,000(9) 28,000(10)	—°°° —°°°	—°°° —°°°	$ 3.43 3.11	8/17/08 8/17/08	—°°°	—°°°	—°°°	—°°°
Budimir Drakulic Director of Research & Development	—(11)	—°°°	—°°°	—°°°	—°°°	—°°°	—°°°	—°°°	—°°°
William R. Mathews Director of Regulatory Affairs	20,000(12)	—°°°	—°°°	$ 4.05	1/31/10	—°°°	—°°°	—°°°	—°°°

(1)

The market value is determined based upon the number of unvested shares multiplied by the value of Signalife’s common shares based upon the closing price for those shares as quoted on AMEX on the last trading day of fiscal 2007 ($0.70).

(2) Dr. Harmison took a leave of absence as a director on June 2, 2008, and effectively resigned as a director retroactive to June 8, 2008.

(3)

These common share purchase options were granted on June 5, 2003 in connection with Dr. Harmison’s appointment to the company’s board of directors.  These options vested (became exercisable) in equal installments over four quarters based upon Dr. Harmison’s continued provision of services as a director.

(4)

These common share purchase options were automatically granted on June 5, 2005 on the anniversary date of Dr. Harmison’s original appointment as a director.  These options vested (became exercisable) in equal installments over four quarters based upon Dr. Harmison’s continued provision of services as a director.

(5)

These common share purchase options were automatically granted on June 5, 2005 on the anniversary date of Dr. Harmison’s original appointment as a director.  These options vested (became exercisable) in equal installments over four quarters based upon Dr. Harmison’s continued provision of services as a director.

(6)

These common share purchase options were automatically granted on June 5, 2005 on the anniversary date of Dr. Harmison’s original appointment as a director.  These options vested (became exercisable) in equal installments over four quarters based upon Dr. Harmison’s continued provision of services as a director.

(7)

These common share purchase options were automatically granted on June 5, 2005 on the anniversary date of Dr. Harmison’s original appointment as a director.  These options vested (became exercisable), or will in the future vest (will become exercisable), in equal installments over four quarters based upon Dr. Harmison’s continued provision of services as a director.

(8) Ms. Bunes served as our President and Chief Executive Officer from April 15, 2005 until August 17, 2007.

(9)

These common share purchase options were granted on July 22, 2005 in connection with Ms. Bunes’ appointment to the company’s board of directors.  These options vested (became exercisable) in equal installments over four quarters based upon Ms. Bunes’ continued provision of services as a director.

(10)

These common share purchase options were automatically granted on July 22, 2005 on the anniversary date of Ms. Bunes’ original appointment as a director.  These options vested (became exercisable) in equal installments over four quarters based upon Ms. Bunes’ continued provision of services as a director.

(11)

Excludes 510,000 shares under common share purchase options exercisable at $0.95 per share. These common share purchase options, which lapse on March 28, 2008, were granted on March 10, 2003 to B Technologies pursuant to the terms of a Loan-out agreement pursuant to which it provided the services of Dr. Drakulic.  These options vested (became exercisable) in equal installments over 20 quarters based upon Dr. Drakulic’s’ continued provision of services.  Dr. Drakulic disclaims beneficial ownership of the options.

(12)

These common share purchase options were granted on February 1, 2005 in connection with Mr. Mathews employment with the company.  These options vested (became exercisable) in equal installments over 4 quarters based upon Mr. Mathews’ continued provision of services as an employee.

Transactions And Business Relationships With Management And Principal Shareholders

Summarized below are certain transactions with Signalife (exclusive of compensatory transactions or arrangements with executive officers or directors previously discussed in this proxy statement) which were entered into on or after January 1, 2006, or which are presently proposed, in which any person who is currently an executive officer, director, director nominee, or holder of more than five percent of any class of our securities, or any of their immediate family members, had or will have a direct or indirect interest:

•

From May 10, 2008, upon his appointment as a director, until June 1, 2008, upon his appointment as President and Chief Operating Officer, Mr. Ehrlichman provided management consulting services to the company at the rate of $4,000 per day.

•

Effective as of July 21, 2008, we entered into a 12-month consulting agreement with Dr. Robert Koblin, a director, pursuant to which he would design, conduct and document treadmill studies comparing the Signalife Fidelity 100 Heart Monitor to other standard ECG machines.  As compensation for the provision of these services, Signalife will pay Dr. Koblin the sum of $5,000 per month.  As additional compensation, Signalife granted to Dr. Koblin five-year options entitling him to purchase (i) 20,000 Signalife unregistered Signalife common shares with an exercise price of $0.21 per share, representing the closing price as of the effective date of the consulting agreement, and (ii) 150,000 Signalife unregistered Signalife common shares with an exercise price of $0.88 per share.  Thereafter, commencing August 30, 2008, and on the last day of each month thereafter, Signalife will grant to Dr. Koblin five-year options entitling him to purchase an additional 20,000 Signalife unregistered Signalife common shares so long as Dr. Koblin continues to provide services under the consulting agreement as of such date.  The aforesaid options will be subject to standard acceleration and forfeiture provisions.

•

Mr. Willie Gault has provided celebrity spokesperson and product marketing services to Signalife both directly and indirectly through his company Catch-83, G.P.  For our fiscal years ended December 31, 2007 and 2006, Signalife recorded expense in the amounts of $110,833 and $82,456 for the provision of such services, respectively.

Ownership Of Securities By Management And Principal Shareholders

The following table sets forth selected information, computed as of the August 4, 2008 record date for the Annual Meeting, about the amount of shares with voting rights beneficially owned or prospectively acquirable each person currently reported in this proxy statement to be an executive officer, each person currently reported in this proxy statement to be a current director and/or director nominee, and each person known to us to own beneficially more than 5% of any class of our voting securities as of the aforesaid record date; and the group comprised of the aforesaid executive officers and directors.

The number and percentage of shares beneficially owned or prospectively acquirable is calculated in accordance with Section 13(d) of the Securities Exchange Act and Rules 13d-3 and 13d-5 promulgated by the SEC thereunder, which calculates ownership based solely upon whether a person has or is presumed to have “voting power or investment power” over those securities.  See footnote (1) to this table.  Accordingly, the number of shares stated as being beneficially owned or acquirable by the individual or entity named is therefore not necessarily indicative of actual or beneficial ownership for any other purpose, including the determination of the number of shares over which they a pecuniary interest and are reported as being owned under SEC forms 3, 4 and 5.

We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  Unless otherwise stated, the address of each person is 4705 Laurel Canyon Boulevard, Suite 203, Studio city, California 91607.

	Class Of Stock(1)
	Common (Voting)		Series ’A’ Preferred (2) (Voting)
Name	Amount	%	Amount	%
Rowland Perkins (3)(4)	226,000(8)	0.4%	0	—
Lee B. Ehrlichman (3)(4)	137,500(9)	0.2%	0	—
Kevin F. Pickard (3)	100,000(10)	0.2%	0	—
Jennifer Black (4)	303,500(11)	0.5%	0	—
Charles H. Harrison (4)	118,500(12)	0.2%	0	—
Jay A. Johnson (4)	50,000(13)	*	0	—
Robert Koblin (4)	255,500(14)	0.4%	0	—
Willie Gault (4)	50,000	*	0	—
Tracey Hampton / ARC Finance Group, LLC (5)(6)	22,605,800(15)	35.2%	0	—
Trellus Management Co. (5)(7)	6,198,885(16)	9.3%	0	—
John Viney (5)	—	—	14,574	100%
Directors and executive officers, as a group	1,241,000(17)	1.9%	0	—

* Less than one-tenth of one percent.

(1)

Pursuant to Section 13(d) of the Securities Exchange Act and Rules 13d-3 and 13d-5 promulgated by the SEC thereunder, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, including any shares acquirable under derivative securities over which the selling shareholder holds voting power or investment power.  These derivative securities would include common shares acquirable upon the exercise of shares purchase options or warrants currently exercisable or exercisable within 60 days (regardless of whether the options or warrants are currently vested or are “in-the-money”), or the conversion of series ’A’ preferred shares.  The number of outstanding shares of our common and series ’A’ preferred shares as of August 4, 2008 are 64,258,927 and 14,547 shares, respectively.

(2) Each series ’A’ preferred share is convertible into one common share.
(3) Executive officer.
(4) Director
(5) 5% shareholder.
(6) The address of Ms. Hampton and ARC Finance Group LLC is 23679 Calabasas Road, Suite 754, Calabasas, CA 91302.
(7) The address of Trellus Partners LP is 350 Madison Avenue 9th Floor, New York, New York 10017.
(8) Includes 176,000 common shares issuable upon exercise of vested warrants granted to Mr. Perkins in his capacity as a director.
(9) Includes 12,500 common shares issuable upon exercise of vested warrants granted to Mr. Ehrlichman in his capacity as a director.
(10) Includes 100,000 shares issuable upon exercise of vested (exercisable) common share purchase options granted to Mr. Pickard in his capacity as an executive officer.
(11) Includes 268,500 shares issuable upon exercise of vested (exercisable) common share purchase options granted to Ms. Black in her capacity as a director.
(12) Includes 118,500 shares issuable upon exercise of vested (exercisable) common share purchase options granted to Mr. Harrison in his capacity as a director.
(13) Includes 50,000 shares issuable upon exercise of vested (exercisable) common share purchase options granted to Dr. Johnson in his capacity as a director.

(14)

Includes 85,500 shares issuable upon exercise of vested (exercisable) common share purchase options granted to Dr. Koblin in his capacity as a director, and 170,000 shares issuable upon exercise of vested (exercisable) common share purchase options granted to Dr. Koblin in his capacity as a consultant.

(15)

Includes 19,507,000 common shares held by ARC Finance Group, LLC either directly or indirectly through various wholly owned entities established by ARC Finance Group for estate planning purposes (the “Wholly Owned Affiliates”).  ARC Finance Group is owned and controlled by Ms. Hampton-Stein.  Also includes 2,156,900 shares held pursuant to a blind trust set up in 2005 under section 16 of the Securities and Exchange Act of 1934 in principal part to ensure that ARC Finance Group and its principals and affiliates have no control or knowledge of selling or buying activities with respect to the sale, purchase, hypothecation or other transfer or disposition of common shares held by the trustee of the Blind Trust, thereby allowing ARC Finance Group to avoid the appearance of any impropriety relative to the use of inside information in connection with such decisions and activities in view of ARC Finance Group’s putative ability as controlling shareholder to procure inside information.  In order to maintain the confidentiality of all transactions by the trustee of the Blind Trust and to protect itself from even the appearance of insider trading, the trustee is legally prohibited from providing to ARC Finance Group, and ARC Finance Group is legally prohibited from requesting from the trustee, any information regarding the holdings of the Blind Trust or transactions in the company’s securities.  As a consequence, the current holdings of the trustee of the Blind Trust in our common shares may be less or more than the 2,156,900 shares reported as being transferred to and currently held by the trustee for purposes of preparing this table.

(16)

Includes:  (1) 4,053,723 common shares reported as collectively owned by Trellus Partners, LP, Trellus Partners II, LP and Trellus Offshore Fund, Ltd. (collectively, “Trellus”); and (2) 2,145,162 shares issuable upon exercise of 2,145,162 vested warrants collectively held by Trellus; representing the portion of the aforesaid 2,145,162 options that exercisable to the extent that the shares issuable upon such exercise will not exceed 9.99% of Signalife’s outstanding common shares calculated in accordance with Section 13(d) of the Exchange Act after taking into consideration previously issued common shares held by Trellus.  As a result of these provisions, Trellus disclaims beneficial ownership in excess of 9.99% of our outstanding common shares.  Voting and investment power over Trellus is held by their investment advisor, Trellus Management Co.  Investment decisions for Trellus Management Co. is made by its President, Mr. Adam Usdan.

(17) Includes 775,500 shares issuable to executive officers and directors as a group upon exercise of vested common share purchase options and warrants.

Compliance With Section 16

Section 16(a) of the Securities and Exchange Act of 1934 requires any person who is a director or executive officer of Signalife, or who beneficially holds more than 10% of any class of our securities which have been registered with the SEC, to file reports of initial ownership and changes in ownership with the SEC.  These persons are also required under SEC regulations to furnish us with copies of all Section 16(a) reports they file.  To our knowledge based solely on our review of the copies of the Section 16(a) reports furnished to us and written representations to us that no other reports were required, the following directors and executive officers were late or deficient with respect to the following filings under Section 16(a) during or relating to fiscal 2007:  (1) each of our directors as of December 31, 2007 failed to timely file a form 5 with respect to the automatic annual grant of common share options to them during fiscal 2007 in connection with their appointment or continued service as a director.

Code of Ethics

Our Board of Directors adopted a code of ethics applicable to our management.  We will provide a copy of the code without charge to any person who sends a request for a copy to our principal executive offices.

Shareholder Communication Policies And Procedures

Under our corporate governance guidelines, we have adopted a policy pursuant to which shareholders may send communications to individual directors or the full board of directors as a whole.  Any such communications may be sent by mail or courier to the Company's principal executive offices, addressed to the individual director or to the full board of directors, or by facsimile transmission at the Company's general facsimile number.  These procedures are set forth in “Q:  How Can I Contact Signalife’s Directors?” in the “Questions And Answers” section of this proxy statement above.

PROPOSAL NO. 2

—

INCREASE IN AUTHORIZED COMMON SHARES

General

On July 9, 2008, our board of directors approved an amendment to our certificate of incorporation to increase the number of common shares we are authorized to issue from 100,000,000 shares to 300,000,000 shares (the “Common Share Increase”), and an increase in the boilerplate preferred shares we are authorized to designate and issue from 10,000,000 shares to 30,000,000 shares (the “Preferred Share Increase”), subject to shareholder approval.  As of the August 4, 2008 record date, we had issued and outstanding or accrued for issuance a total of: (1) 64,258,927 common shares; (2) 14,574 “series ‘A’ preferred shares” (plus an additional 42,979 unissued series ‘A’ preferred shares accrued for issuance as dividends through March 31, 2008); and (3) stock purchase options and warrants entitling the holders to purchase up to 12,010,179 and 179,292 common shares and series ‘A’ preferred shares, respectively.  In the event we receive shareholder approval for this action, the Common Share Increase and the Preferred Share Increase (collectively, the “Authorized Share Increase”) will be implemented through, and become effective upon, the filing with the Delaware Secretary of State of a certificate of amendment to our certificate of incorporation.

Our board of directors recommends that you vote "FOR" the Authorized Share Increase.  Proxies solicited by our board of directors will be so voted unless your proxy specifies otherwise.

Reason For Authorized Share Increase

The purpose of the Authorized Share Increase is to increase the number of common and preferred shares available for issuance to ensure that sufficient shares remain available for issuance by the company for future corporate needs.  Our board of directors would be able to issue these additional common shares in its discretion from time to time, subject to any rules or listing requirements of any securities exchange or market on which our common shares are listed or trade, and subject to any other applicable rules and regulations in the case of any particular issuance or reservation for issuance that might require our shareholders to approve such transaction.  The newly authorized common shares could be could be sold or issued in public or private sales (including under the company’s equity distribution facility with YA Global Investments, L.P.), including the sale or issuance of debt or other equity securities convertible into common shares, to raise working capital, to satisfy indebtedness, to provide compensation including under current or future equity compensation plan, to make additional acquisitions or enter into business combinations, or to facilitate stock splits or stock dividends.  Our board of directors believes that these additional shares will provide us with needed flexibility to issue shares in the future without the potential expense or delay incident to obtaining shareholder approval for any particular issuance.

There are currently no plans, arrangements, commitments or understandings with respect to the issuance of any of the additional common or preferred shares that would be added to the company’s capitalization pursuant to the Authorized Share Increase, with the potential exception of sales of common shares by Signalife to YA Global Investments, L.P. pursuant to the exercise by Signalife of put options which Signalife may deliver from time-to-time through January 2011 under the company’s Standby Equity Distribution Agreement with YA Global Investments, L.P.  In the latter case, since the decision to exercise the put options remain in the sole control of Signalife, and the number of shares to be sold are dependent upon future market conditions, it is unknown if any additional common shares added to the company’s capitalization pursuant to the Authorized Share Increase would be used for such purpose.

Rights of Additional Common Shares

Any additional common shares authorized as a result of the Common Share Increase would, if and when issued, be part of our existing class of common shares and would have the same rights and privileges as common shares currently outstanding.  Our shareholders do not have pre-emptive rights with respect to the common shares.  Accordingly, should our board of directors issue additional common shares authorized as a result of the Common Share Increase, existing shareholders would not have any preferential rights to purchase any of such shares.

Rights of Additional Preferred Shares

Any additional preferred shares authorized as a result of the Preferred Share Increase would augment our existing class of authorized but unissued boilerplate preferred shares.  These shares may be issued from time to time in one or more series as designated by our board of directors.  The voting powers and preferences, the relative rights of each series, and the qualifications, limitations and restrictions thereof may be established by our board of directors without any further vote or action by our shareholders.  Our shareholders do not have pre-emptive rights with respect to the preferred shares or any designated series of preferred shares.  Accordingly, should our board of directors designate a series of preferred shares authorized as a result of the Preferred Share Increase, existing shareholders would not have any preferential rights to purchase or otherwise acquire or receive any of such shares.

Effect Of Approval Of Authorized Share Increase

The future issuance of additional common and preferred shares, including those issued as the result of the Authorized Share Increase, would have a dilutive effect on the voting power and interest of current shareholders, and could have a dilutive effect on our earnings per share and book value per share.  In addition, the issuance of additional common and preferred shares, including those issued as the result of the Authorized Share Increase, could also have an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or bylaws.

The company is not aware of any attempt, or contemplated attempt, to acquire control of the company, with the possible exception of a single alleged shareholder who claims he has recently (in the past three months) bought a significant amount of Signalife stock, and is now repeatedly demanding that (1) that the company change management and operations under his leadership, and (2) that he be allowed to fully investigate each and every facet of the company.  In making these demands, the shareholder has stated that other shareholders holding a significant number of shares also share his desire.  However, despite repeated requests, the shareholder (1) adamantly refuses to provide any evidence confirming his claims about holding any common shares, much less a significant amount of common shares as claimed, (2) adamantly refuses to give the names of any other shareholders allegedly sharing his demands, much less establishing that they hold a significant number of common shares as claimed.  Management is also unaware of any such supporting shareholders after canvassing its known major shareholder base.  Unless and until this shareholder can verifiably demonstrate significant shareholder support for his demands, the board sees no point in even considering entering into discussions with the shareholder, much less taking any other steps to comport with his demands.  Moreover, the board is already in the process of augmenting management.  This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, whether by the aforesaid shareholder or any other party.  However, nothing would prevent our board of directors from taking any such actions that it deems to be consistent with its fiduciary duties.

Rejection Of Proposed Authorized Share Increase

In the event that our shareholders reject the proposed amendment, we might not be able to make acquisitions, raise additional working capital or enter into business combinations, or engage qualified officers, employees, directors or consultants, which may not be in the best interests of the company or its shareholders.

PROPOSAL NO. 3

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RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Appointment Of Independent Auditors

The audit committee of our board of directors has recommended, and our board has approved, the appointment of Elliott Davis, LLC (“Elliott Davis”), as our independent auditors for our 2008 fiscal year.  Elliott Davis also served as our independent auditors for our 2007 fiscal year.  Since we believe it is important for Signalife to receive your input on our selection of independent auditors for our company, that appointment is being presented to you for ratification.  We have afforded Elliott Davis with the opportunity for a representative to attend the Annual Meeting and to make a statement should he or she desire to do so.  This representative will also be available to answer any questions you may have.

You should note that your ratification of our selection of Elliott Davis as our independent auditors for our 2008 fiscal year is advisory only and not binding upon Signalife, although our audit committee will seriously consider your objections in not ratifying the appointment.  Even if our audit committee were to seek other independent auditors as a consequence of your objections, it is likely, because of the difficulty and expense of making any change in independent auditors, that the appointment of Elliott Davis would stand unless the audit committee were to find other good reason to make a change.  Our audit committee also reserves the right to engage any other independent auditors at any time, notwithstanding your ratification of Elliott Davis as our independent auditors for fiscal 2008, should it deem it to be in the best interests of Signalife and its shareholders.

Our board of directors recommends that you vote “FOR” the ratification of the appointment of Elliott Davis as our independent auditors for our 2008 fiscal year.  Proxies solicited by our board of directors will be so voted unless the holder of voting shares tendering the proxy specifies otherwise.

Audit and Accounting Fees

Summarized below is the aggregate amount of various audit and other professional fees billed by our principal auditors and accountants with respect to our last two fiscal years:

	2007	2006
Audit fees	$ 95,650	$ 93,350
Audit-related fees	$ 9,500	$ 16,000
Tax fees	$ 9,500	$ 9,500
All other fees	$ —	$ —
All other fees, including tax consultation and preparation	$ —	$ —

Under our corporate governance guidelines and audit committee charter, our audit committee approves the engagement of our auditors, the scope of their work, and monitors their performance.  In performing its duties, our audit committee has determined our auditors to be independent as that term is defined under the federal securities laws.

PROPOSAL NO. 4

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OTHER MATTERS

The enclosed proxy card gives the proxy holder discretionary authority to vote the shares held by the voting shareholder tendering the proxy in accordance with the proxy holder’s best judgment with respect to all additional matters which might come before the Annual Meeting.  In addition to the scheduled items of business, the Annual Meeting may consider shareholder proposals omitted from this proxy statement pursuant to the SEC’s proxy rules and matters related to the conduct of the Annual Meeting.  At the date of printing of this proxy statement, we are not aware of any other matter which would be presented for action before the Annual Meeting.

Proxy For Holders Of Common Stock and Series ‘A’ Preferred Stock

SIGNALIFE, INC.

Annual Meeting of Shareholders — September 15, 2008

The undersigned hereby appoints ROWLAND PERKINS and KEVIN PICKARD and each of them (with full power to act without the other) the true and lawful proxies of the undersigned, each having full power to substitute, to represent the undersigned and to vote all shares of common stock, par value $0.001 (the “common shares”) and series ‘A’ preferred stock, par value $0.001 (the “series ‘A’ preferred shares”) of SIGNALIFE, INC., a Delaware corporation (“Signalife”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Signalife (the “Annual Meeting”) to be held at the Sheraton Universal Hotel; 333 Universal Hollywood Drive, Universal City, California, on Monday, September 15, 2008, at the hour of 11:00 a.m., Pacific Standard Time, or any postponed or adjourned meetings thereof, as described in Signalife’s Notice of Annual Meeting of Shareholders And Proxy Statement dated August 8, 2008 (the “Proxy Statement”).

1.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

The election of the following seven nominees identified in the Proxy Statement to serve on Signalife’s board of directors until their successors have been elected and qualified:

ROWLAND PERKINS        LEE B. EHRLICHMAN        JENNIFER BLACK        CHARLES H. HARRISON

JAY A. JOHNSON        ROBERT KOBLIN        WILLIE GAULT

FOR	☐	WITHHOLD	☐

You may withhold authority to vote for the election of any of the director nominees by lining through his or her name above.

SIGNALIFE’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE AFORESAID SEVEN DIRECTOR NOMINEES TO SERVE ON ITS BOARD OF DIRECTORS.  UNLESS SPECIFIC DIRECTION IS GIVEN TO WITHHOLD AUTHORITY FOR THE ELECTION OF ALL OF THE AFORESAID DIRECTOR NOMINEES OR ANY OF THEM, THE COMMON OR SERIES ‘A’ PREFERRED SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED “FOR” THE ELECTION OF EACH OF THE AFORESAID DIRECTOR NOMINEES (INCLUDING WHERE THIS PROXY HAS BEEN DULY SIGNED BUT NO SPECIFIC VOTING INSTRUCTIONS HAVE BEEN GIVEN).

2.

PROPOSAL NO. 2:  INCREASE AUTHORIZED CAPITALIZATION

To amend our certificate of incorporation to increase our authorized number of common shares to 300,000,000 and our authorized number of preferred shares to 30,000,000.

FOR	☐	AGAINST	☐	ABSTAIN	☐

SIGNALIFE’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE INCREASE IN THE COMPANY’S AUTHORIZED CAPITALIZATION.  UNLESS SPECIFIC DIRECTION IS GIVEN TO VOTE AGAINST OR TO WITHHOLD AUTHORITY FOR THE RATIFICATION OF THIS PROPOSAL, THE COMMON AND SERIES ‘A’ PREFERRED SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL (INCLUDING WHERE THIS PROXY HAS BEEN DULY SIGNED BUT NO SPECIFIC VOTING INSTRUCTIONS HAVE BEEN GIVEN).

3.

PROPOSAL NO. 3:  RATIFICATION OF INDEPENDENT AUDITORS

Ratification of the appointment of Elliott Davis, LLC, as Signalife’s independent auditors for the fiscal year ended December 31, 2008.

FOR	☐	AGAINST	☐	ABSTAIN	☐

SIGNALIFE’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ELLIOTT DAVIS, LLC,  AS SIGNALIFE’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008.  UNLESS SPECIFIC DIRECTION IS GIVEN TO VOTE AGAINST OR TO WITHHOLD AUTHORITY FOR THE RATIFICATION OF THIS PROPOSAL, THE COMMON AND SERIES ‘A’ PREFERRED SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL (INCLUDING WHERE THIS PROXY HAS BEEN DULY SIGNED BUT NO SPECIFIC VOTING INSTRUCTIONS HAVE BEEN GIVEN).

4.

PROPOSAL NO. 4:  OTHER MATTERS

All other matters that may properly be brought before the Annual Meeting for vote by the holders of the common and series ‘A’ preferred shares, or any postponements or adjournments thereof, as to which the undersigned hereby confers discretionary authority upon said proxies.

FOR	☐	AGAINST	☐	ABSTAIN	☐

SIGNALIFE’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.  UNLESS SPECIFIC DIRECTION IS GIVEN TO WITHHOLD AUTHORITY FOR THE AFORESAID PROPOSAL, THE COMMON AND SERIES ‘A’ SHARES REPRESENTED BY THIS PROXY WILL BE VOTED BY THE PROXY HOLDERS IN THEIR DISCRETION.

All other proxies heretofore given by the undersigned to vote common or series ‘A’ preferred shares which the undersigned would be entitled to vote if personally present at the Annual Meeting or any postponement or adjournment thereof are hereby expressly revoked.  This proxy may be revoked at any time prior to the voting hereof.

The undersigned acknowledges receipt of a copy of the Proxy Statement dated August 8, 2008 relating to the Annual Meeting.

NOTE:  Please date this proxy and sign it exactly as your name or names appear on your shares.  If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such.  If a corporation, please sign full corporate name by duly authorized officer or officers, affix corporate seal and attach a certified copy of resolution or bylaws evidencing authority.

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